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                                                                   EXHIBIT 99.01

                                    [LOGO]

P R O X Y                                                             P R O X Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                          PHILLIPS PETROLEUM COMPANY

                        Special Meeting April 11, 2001

The undersigned hereby appoints J. MULVA, T. MORRIS and J. CARRIG as proxy holders with power of substitution, or, if all do not act on a matter, those who do act, to vote all stock which the undersigned could vote at the Company's Special Stockholders' Meeting to be held at the Adams Building, 4th Street and Keeler Avenue, Bartlesville, Oklahoma, on April 11, 2001, at 10:00 a.m., and at any adjournment thereof, in the manner stated herein as to the following matters and in their discretion on any other matters that come before the meeting, all as described in the Joint Proxy Statement/Prospectus and the Company's Notice of Special Meeting on April 11, 2001.

                  This Proxy is Continued on the Reverse Side
              Please Sign on the Reverse Side and Return Promptly

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                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!
                       You can vote in one of two ways:

1. Call toll-free 1-800-840-1208 on a touch-tone telephone in the United States, Puerto Rico or Canada, and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      or

2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. If you are outside the United States, Puerto Rico or Canada, you must return your proxy card by mail to vote.

                                  PLEASE VOTE
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This Proxy will be voted or not voted as you direct below. In the absence of such direction, it will be voted FOR Proposal 1 and Proposal 2.

                                                             Please mark
                                                             your votes as   [X]
                                                             indicated in
                                                             this example


Company recommends a vote FOR: Proposal 1 to approve the issuance of shares of common stock, par value $1.25 per share, of Phillips pursuant to the Agreement and Plan of Merger, dated as of February 4, 2001, by and among Phillips, Ping Acquisition Corp., a Nevada corporation and a wholly owned subsidiary of Phillips, and Tosco Corporation, a Nevada corporation, and the merger contem-plated thereby. Pursuant to the merger agreement, among other things, (a) Ping Acquisition Corp. will merge with and into Tosco and (b) each outstanding share of common stock, par value $0.75 per share, of Tosco will be converted into the right to receive 0.80 of a share of Phillips common stock, in each case, subject to the terms and conditions of the merger agreement.

                        FOR     AGAINST         ABSTAIN
                        [ ]       [ ]             [ ]
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Company recommends a vote FOR: Proposal 2 to amend Phillips' Restated
Certificate of Incorporation to increase the number of authorized shares of common stock from 500 million shares to one billion shares. Approval of this proposal is not a condition to completion of the merger.

                        FOR     AGAINST         ABSTAIN
                        [ ]       [ ]             [ ]
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                                        I PLAN TO ATTEND THE SPECIAL MEETING [ ]
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Please mark, date, sign and return this proxy card promptly. To vote in accordance with the Company's recommendations no boxes need be checked.
Dated: ___________________________________________, 2001

______________________________________________________

______________________________________________________
Signature(s) of Stockholder(s)

Your signature(s) on this proxy form should be exactly the same as the name(s) imprinted hereon. Persons signing as executors, administrators, trustees, or in similar capabilities, should so indicate.
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                             FOLD AND DETACH HERE

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IF YOU WISH TO VOTE BY TELEPHONE IN THE UNITED STATES, PUERTO RICO OR CANADA,
PLEASE FOLLOW THE INSTRUCTIONS BELOW. IF YOU VOTE BY TELEPHONE, PLEASE DO NOT RETURN YOUR CARD BY MAIL.
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HAVE YOUR VOTING DIRECTION CARD IN HAND.

TO VOTE BY PHONE THROUGH OUR TABULATOR, MELLON INVESTOR SERVICES LLC:
 . On a touch-tone telephone call Toll Free 1-800-840-1208 -- 24 hours a day -- 7 days a week.
 . Enter your eleven-digit Control Number which is indicated below.

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Option 1: To vote as the Board of Directors recommends, press 1. If you wish to vote separately for Proposal 1 and Proposal 2, press 0.
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When you press 1, your vote will be confirmed and cast as you directed. END OF
CALL

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Option 2: If you chose to vote separately for Proposal 1 and Proposal 2, you will hear the following instructions:

        You may make your selection at any time.
        To vote FOR, press 1;
        To vote AGAINST, press 9;
        To ABSTAIN, press 0.
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Your vote will be repeated and you will have an opportunity to confirm it.

                             THANK YOU FOR VOTING